Exhibit 10.1

VASCULAR BIOGENICS LTD.

EMPLOYEE SHARE OWNERSHIP AND OPTION PLAN (2011)

APPENDICES

Appendix A:	Grantee’s Notice to the Trustee as to Exercise of the Option (Section 11.2).

Appendix B:	Notice to the Company of Exercise of the Option by the Trustee (Section 11.4).

Appendix C:	Proxy and Power of Attorney (Section 12.2).

1.	PREAMBLE

1.1	This plan, as amended from time to time, shall be known as the “Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011)” (the “Plan”). The purpose and intent of the Plan is to provide incentives to employees, directors, officers, service providers, consultants and/or advisors of the Company, the parent and/or of subsidiaries and/or of affiliated companies of the Company (each a “Related Company” and collectively, “Related Companies”) by providing them with the opportunity to purchase shares of the Company.

The Plan is designed to comply with Section 102 of the Israeli Income Tax Ordinance (New Version), 1961, as amended from time to time, or any provision which may amend or replace it (the “Ordinance” and “Section 102”) and the rules, regulations and orders or procedures promulgated thereunder from time to time, as amended or replaced from time to time (the “Rules”) and to enable the Company and grantees hereunder to benefit from Section 102 and the Rules and also to enable the Company to grant options and issue shares outside the context of Section 102. The Company, however, does not warrant that the Plan will be recognized by the income tax authorities or that future changes will not be made to the provisions of the law, regulations or the Rules, which are promulgated from time to time, or that any exemption or benefit currently available pursuant to Section 102 will not be abolished.

The Plan is further designed to enable the provision of incentives as set forth herein to grantees in jurisdictions other than the State of Israel, with respect to which the Board of Directors of the Company (the “Board”), in its sole discretion, shall determine the necessary changes to be made to the Plan and set forth the relevant conditions in the Agreements (as defined in Section 9 below) with the grantees in order to comply with the requirements of the tax regimes in any such other jurisdictions and its determination regarding these matters shall be final and binding.

1.2	Should any provision of Section 102, regulations thereunder or the Rules which apply to employees or any such other grantees as applicable under the provisions of Section 102 and the Rules, be amended, such amendment shall be deemed included in the Plan with respect to options granted or shares issued in the context of Section 102. Where a conflict arises between any section of the Plan, the Agreement or their application, and the provisions of any tax law, rule or regulations, including without limitation the Ordinance and/or the Rules, whether relied upon for tax relief or otherwise, the latter shall prevail, and the Board in its sole discretion shall determine the necessary changes to be made to the Plan and its determination regarding this matter shall be final and binding.

1.3

In the event the Company’s shares should be registered for trading on the Tel-Aviv Stock Exchange Ltd. or on any other stock exchange, whether in Israel or abroad, the options and/or shares allotted in accordance with the Plan may be made conditional to any requirement or instruction of the stock exchange authorities or of any other relevant authority acting pursuant to applicable law as shall exist from time to time. In such case, by means of a Board resolution, the Plan and any agreements prepared pursuant hereto, may be amended as necessary to meet such requirements. In the event of a contradiction between any such amendment and the Plan and/or any agreement’s provisions, the amendment shall prevail.

2.	ADMINISTRATION OF THE PLAN

2.1	The Plan shall be administered by the Board and/or by any committee of the Board so designated by the Board. Any subsequent references herein to the Board shall also mean any such committee if appointed and, unless the powers of the committee have been specifically limited by law or otherwise, such committee shall have all of the powers of the Board granted herein. Subject to Sections 5 and 17 and applicable law and without derogating from the generality of the foregoing, the Board shall have plenary authority to determine: (i) the terms and conditions (which need not be identical) of all grant of options (including, without limitation, the terms and conditions of the issuance of shares pursuant to the exercise thereof), including, without limitation, the purchase price of the shares covered by each option, (ii) the method of payment of the exercise price (whether by cash, check, promissory note, consideration received by the Company by cashless exercise, or any combination of the foregoing), (iii) the individuals to whom, and the time or times at which, options shall be granted, (iv) the number of shares to be subject to each option, (v) whether or not an option shall be granted pursuant to Section 102, and if so, whether such option be granted to a trustee under the Ordinance and the election of the “Ordinary Income Route” according to Section 102(b)(1) of the Ordinance or the “Capital Gains Route” according to Section 102(b)(2) of the Ordinance or otherwise (options granted either under the Ordinary Income Route or under the Capital Gains Route shall be referred to herein as “Approved 102 Options”), or without a trustee according to Section 102(c) of the Ordinance (the “Unapproved 102 Options”), (vi) when an option can be exercised and whether in whole or in installments, (vii) and to make any other elections with respect to the Plan pursuant to applicable law.

Subject to Section 17, the Board shall have plenary authority to construe and interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. All determinations and decisions of the Board pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, grantees and their estates and beneficiaries.

2.2	Any directive or notice signed by a member of the Board authorized therefore by the Board shall constitute conclusive proof and authority for every act or decision of the Company.

2.3	No director or officer of the Company shall be personally liable or obligated to any grantee as a result of any decision made and/or action taken with respect to the Plan or its interpretation or execution.

3.	SHARES SUBJECT TO THE PLAN

The shares subject to the Plan shall be Ordinary Shares of the Company, par value NIS 0.01 each (the “Ordinary Shares”). The maximum number of shares that may be issued under the Plan is 170,435 Ordinary Shares, as such number and class of shares may be adjusted in accordance with Section 17. Such shares may be in whole or in part, as the Board shall from time to time determine and subject to applicable law, authorized and un-issued Ordinary Shares or issued and fully paid Ordinary Shares which shall have been purchased by the trustee hereunder with funds provided by the Company or reacquired by the Company, subject to applicable law. If any option granted under the Plan shall expire, terminate or be canceled for any reason without having been exercised in full, such shares subject thereto shall again be available for the purposes of the Plan. Upon termination of the Plan, any such shares which may remain un-issued and which are not subject to outstanding options shall cease to be reserved for the purposes of the Plan.

4.	DESIGNATION OF PARTICIPANTS

4.1	The persons eligible for participation in the Plan as grantees shall include any employee, director, office holder, service provider, consultant and/or advisors of the Company or any Related Company or any other person or entity so designated by the Board, provided that for the purpose of the Israeli tax law, Israeli Employees (as defined herein) may only be granted options under Section 102 of the Ordinance; and Israeli Non-Employees (as defined below) may only be granted options under Section 3(i) of the Ordinance.

For the purpose of this Section:

“Israeli Employee” shall mean a person who is employed by the Company or its Related Company, which is an “employing company” within the meaning of Section 102(a) of the Ordinance, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder, who is an Israeli resident or deemed to be an Israeli resident for the payment of tax.

“Controlling Shareholder” shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

“Israeli Non-Employees” shall mean a consultant, adviser, service provider, Controlling Shareholder or any other person who is not an Israeli Employee, who is an Israeli resident or deemed to be an Israeli resident for the payment of tax.

4.2	The grant of an option hereunder shall neither entitle the grantee to participate nor disqualify the grantee from participating in, any other grant of options pursuant to the Plan or any other option or share plan of the Company or any Related Company.

4.3	Anything in the Plan to the contrary notwithstanding, all grants of options to directors and office holders shall be authorized and implemented in accordance with the provisions of the Israeli Companies Law 5759-1999 or any successor act or regulation, as in effect from time to time.

5.	OPTION EXERCISE PRICES

5.1	The consideration to be paid by a grantee for each share purchased by exercising an option (the “Option Exercise Price”) shall be as determined by the Board or set forth in the grantee’s Agreement, provided that the Option Exercise Price shall not be less than the nominal value of the shares subject to the option.

5.2	The Option Exercise Price shall be payable upon the exercise of the option in a form satisfactory to the Board, including without limitation, by cash or check or any other method of payment all as shall be determined by the Board. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

6.	EXCLUSIVITY OF THE PLAN

Unless otherwise determined by the Board in any particular instance or as part of the Agreement, each grantee hereunder will be required to declare and agree that all prior agreements, arrangements and/or understandings with respect to shares of the Company or options to purchase shares of the Company which have not actually been issued or granted prior to execution of the Agreement shall be null and void and that only the provisions of the Plan and/or the Agreement shall apply.

Notwithstanding the above, the adoption of this Plan, by itself, shall not be construed as amending, modifying or rescinding any incentive arrangement previously approved by the Board or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

7.	DESIGNATION OF OPTIONS PURSUANT TO SECTION 102

7.1	The Company may designate options granted to Israeli Employees pursuant to Section 102 as Unapproved 102 Options or Approved 102 Options.

7.2	The grant of Approved 102 Options shall be made under this Plan adopted by the Board, and shall be conditioned upon the approval of this Plan by the ITA.

7.3	Approved 102 Option may either be classified as Capital Gain Option (“CGO”) or Ordinary Income Option (“OIO”).

7.4	Approved 102 Option elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) shall be referred to herein as CGO.

7.5	Approved 102 Option elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) shall be referred to herein as OIO.

7.6	The Company’s election of the type of Approved 102 Options as CGO or OIO granted to Israeli Employees (the “Election”), shall be appropriately filed with the ITA before the date of grant of an Approved 102 Option. Such Election shall become effective beginning the first date of grant of an Approved 102 Option under this Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Approved 102 Options. The Election shall obligate the Company to grant only the type of Approved 102 Option it has elected, and shall apply to all grantees who were granted Approved 102 Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, such Election shall not prevent the Company from granting Unapproved 102 Options or any other options simultaneously.

7.7	All Approved 102 Options must be held in trust by a Trustee, as described in Section 8 below.

7.8	For the avoidance of doubt, the designation of Unapproved 102 Options and Approved 102 Options shall be subject to the terms and conditions set forth in Section 102 of the Ordinance and the regulations promulgated thereunder.

7.9	With regards to Approved 102 Options, the provisions of the Plan and/or the Agreement (as defined herein) shall be subject to the provisions of Section 102 and the Tax Assessing Officer’s permit, and the said provisions and permit shall be deemed an integral part of the Plan and of the Agreement. Any provision of Section 102 and/or the said permit which is necessary in order to receive and/or to keep any tax benefit pursuant to Section 102, which is not expressly specified in the Plan or the Agreement, shall be considered binding upon the Company and the grantees.

8.	GRANT OF THE OPTIONS AND ISSUANCE OF THE SHARES TO THE TRUSTEE

8.1	Shares issued upon exercise of an option shall be issued to the grantee or to the Trustee (as such term is defined below), in the name of the grantee and on his behalf, subject to the sole discretion of the Board. In the event that the Board grants an option to be held by the grantee directly, and unless determined otherwise with respect to a specific grant, then without derogating from any other rights or obligations conveyed to the grantee according to the Plan all rights and obligations conveyed to the Trustee according to this Plan shall be awarded to the said grantee.

8.2	The Board shall appoint a Trustee for the purposes of this Plan (the “Trustee”). In case of a Trustee nominated under Section 102, the nomination of such Trustee shall be subject to the approval of the Israeli Income Tax Authorities (the “ITA”) in accordance with the provisions of Section 102(a) of the Ordinance. The Trustee shall have all the powers provided by law, including, without limitation, the Ordinance, Section 102 and the Rules, the trust agreement with the Company and the Plan and shall act pursuant to the provisions thereof, as they shall apply from time to time. The Board shall be entitled to replace the Trustee and/or to nominate another person to serve as a Trustee in lieu of the existing Trustee at its sole discretion, subject to applicable law, and that the new Trustee shall have the same powers and authority which this Plan grants the Trustee.

8.3	Unless otherwise determined by the Board, all option awards including, without limitation, the shares issued pursuant thereto, and all rights deriving from or in connection therewith, including, without limitation, any bonus shares (including stock dividends) issued in connection therewith, shall be issued by the Company in the name of the Trustee on behalf of the grantee and the share certificates representing any shares issued pursuant to options exercised hereunder, shall be issued by the Company in the name of the Trustee in trust for the designated grantee and shall be deposited with the Trustee, held by him and registered in his name in the register of shareholders of the Company for such period as determined by the Board but, in the case of Approved 102 Options, not less than the period set forth therein or otherwise required, or approved, with respect thereto pursuant to Israeli law, regulations promulgated thereunder, the Ordinance, Section 102 or the Rules, as shall be in effect from time to time (the “Restriction Period”) and the same tax route pursuant to Section 102 shall apply thereto. Furthermore, Approved 102 Options granted or shares issued pursuant to such Approved 102 Options shall not be sold or transferred until the end of the Restriction Period, unless otherwise allowed or determined by the Israeli tax authorities. Notwithstanding the above, if any such sale or transfer occurs during the Restriction Period, the sanctions under Section 102 of the Ordinance and under the Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such grantee.

Notwithstanding anything to the contrary, the Trustee shall not release any shares allocated or issued upon exercise of Approved 102 Options prior to the full payment of the grantee’s tax liabilities arising from Approved 102 Options which were granted to him and/or any shares allocated or issued upon exercise of such options.

8.4

Without derogating from the provisions of Sections 8.3 above or 8.7 below, and unless otherwise determined by the Board generally or in any particular instance, the shares issued with respect to any options granted hereunder and all rights deriving from or in connection therewith including, without limitation, any bonus shares (including stock dividend) issued in connection therewith, will be held by the Trustee and registered in his name until the consummation of the initial public offering of the Company’ s shares, pursuant to an effective registration statement, prospectus or similar document in Israel or such other jurisdiction as is determined by the Board (the “IPO”), after which time the grantee for whom they are being held may request their registration in his name and transfer to him, subject to the provisions of Section 102 and the Rules and regulations thereunder, if applicable, and the Plan, all as shall be in effect from time to time (e.g., payment of taxes, etc.). After the consummation of the IPO, Approved 102 Options will be held by the Trustee and registered in his name in trust for the designated grantee, for not less than the Restriction Period or the period approved with respect thereto pursuant to Israeli law, as shall be applicable from time to time as referred to in Section 8.3 above.

8.5	Unless otherwise determined by the Board, options granted hereunder shall not confer upon the grantee any of the rights of a shareholder of the Company, for as long as they have not been exercised and, once exercised, for as long as the shares have not been issued, transferred and registered in the grantee’s name in the Company’s shareholder register.

8.6	For as long as any shares are held by the Trustee or registered in his name or for as long as the certificates representing any shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a shareholder is entitled, or to demand any information and any financial and/or other report to which a shareholder is entitled from the Company, and only he or whomever he shall designate pursuant to the Proxy and Power of Attorney referred to in Section 12.2 below and attached as Appendix C hereto (the “Proxy”), shall be entitled to exercise every other right of the shareholders vis-a-vis the Company, including, without limitation, the right to participate and vote (or abstain) on all matters at all shareholders’ meetings (whether ordinary or extraordinary) and the right to sign any resolution in writing in the name of the shareholders, if and when applicable. Without derogating from the above, with respect to shares issued upon exercise of Approved 102 Options, such shares shall be voted in accordance with the provisions of Section 102 and the Rules, regulations or orders promulgated thereunder, if applicable.

The Trustee shall initially appoint Dr. Dror Harats as the Proxy to all meetings.

8.7	Subject to the provisions of the Articles of Association of the Company, as amended form time to time (the “Articles”) and applicable law, shares registered in the Trustee’s name shall be represented at all meetings of shareholders of the Company and, until consummation of the IPO, shall either abstain or be voted by the Proxy in the same manner and proportion as the other shares of the Company represented at such meeting, at the Proxy’s discretion, and following the consummation of an IPO, in accordance with the instructions of the grantees on whose behalf they are held and in the absence of such instructions they shall abstain.

8.8	Nothing in the aforegoing provisions shall derogate from the power of the Board to grant options or to allot shares to the Trustee otherwise than under the provisions of Section 102 and the Rules or to allot shares or grant options to grantees directly otherwise than through the Trustee or on terms which differ from those specified above or to approve the transfer of shares from the Trustee to the name of any grantee(s) upon such conditions as shall be determined by the Board.

9.	OPTION OR SHARE PURCHASE AGREEMENT; TERMINATION OF ENGAGEMENT

Unless otherwise determined by the Board, every grantee shall be required to sign an option or share purchase agreement or other document as shall be determined by the Board, in the form approved by the Board from time to time (the “Agreement”).

The Agreement need not be identical with respect to each grantee. The following terms, however, shall apply to all options, and, mutatis mutandis, shares, unless otherwise determined by the Board or set forth in the grantee’s Agreement:

9.1	The Option Exercise Price shall be paid by the grantee to the Company no later than the date of exercise of the option. The Board shall have the authority to postpone the date of payment on such terms as it may determine.

9.2	The grantee, whether as a holder of an option, or following the exercise of an option, as a shareholder of the Company, and whether the shares issued to the grantee are registered in his name or otherwise, shall have no right of first refusal to purchase shares of the Company which may be offered for sale by shareholders of the Company, and shall have no pre-emptive rights to purchase shares which are being allotted or shall in the future be allotted by the Company, to the extent any such rights otherwise exist. In addition, holders of options shall not be deemed a class of shareholders or creditors of the Company for purpose of the operation of Sections 350 and 351 of the Companies Law or any successor to such section.

9.3	The option and/or the right to the option and/or to the shares are personal and except insofar as is specified in this Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance or as otherwise determined by the Board, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the grantee the option may only be exercised by the designated grantee or, if granted to the Trustee, by the Trustee on behalf of the designated grantee. A note as to the provisions of this sub-section or a legend may appear on any document which grants the option and in particular in the Agreement, and also on any share certificate.

9.4

The right to exercise the option is granted to the Trustee on behalf of the grantee and shall be subject to a vesting schedule, and may be further subject to any performance goals and measurements as may be determined by the Board. Vesting shall be in installments, gradually over a period of 4 (four) years from the date of grant of the option or such other period or periods as determined by the

Board. Unless otherwise determined, at the conclusion of each period for the exercise of the option as determined in the Agreement (“Vesting Periods”), the option may, from time to time, be exercised in relation to all the shares allocated for that period in such manner that upon the first anniversary of the grant of the Option the Trustee shall, in the absence of a contrary determination in the Agreement, be entitled to exercise on behalf of the grantee and at his request 1/4 (quarter) of the options and additional 1/16 at the end of each subsequent quarter over the course of the following three (3) years, provided that, unless otherwise determined by the Board or set forth in the respective Agreement, upon each of such vesting dates the grantee continues to be employed by, or provide services to, or serve as a director or officer of the Company or a Related Company on a continual basis from the date of the grant thereof.

In addition, during each of the Vesting Periods, the option may be exercised in relation to all or part of the shares allocated for any previous Vesting Period in which the option was not fully exercised, provided, subject to the provisions of Section 7.7 hereof, that at the time of the exercise of the option the grantee has continued to be employed by, or provide services to or serve as a director or officer of the Company or a Related Company on a continual basis from the date of the grant thereof and until the date of their exercise. After the end of the Vesting Periods and during the balance of the option period, the option may be exercised, from time to time, in relation to all or part of the shares which have not at that time been exercised and which remain subject to the option, subject to the provisions of Section 9.6 hereof and to any condition in the Agreement, including, without limitation, with respect to a minimum number of shares with respect to which the option may be exercised and any provision which determines the number of times that the Trustee may send the Company notice of exercise on behalf of the grantee in respect of the option. Without derogating from any discretionary authority granted to the Board under the Plan, the Board shall be entitled at any time to shorten the vesting schedule or any Vesting Period.

9.5	The Board may determine at its sole discretion, that any grantee shall be entitled to receive the options or the shares, through the Trustee, pursuant to the provisions of this Plan or, subject to the provisions of Section 102, as applicable, directly in the name of the grantee, immediately upon execution of the Agreement or on such other date or dates as the Company has undertaken towards such grantee. The Board shall be entitled, subject to applicable law and the terms of the respective Agreement to repurchase the shares from the grantee.

9.6	Termination of Engagement

9.6.1

Unless otherwise determined by the Board and/or set forth in grantee’s Agreement, if the engagement of a grantee is terminated or if he ceases to serve as an officer or director of the Company or a Related Company (as the case may be) prior to the complete exercise of an option, (a) by reason of death or disability (as determined by the Board in its absolute discretion), the option shall remain exercisable for a period of one (1) year following such termination (but only to the extent exercisable at termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); (b) by reason of retirement, pursuant to applicable law with the approval of the Board, the option shall remain exercisable for a period of one hundred and eight (180) days following such termination (but only to the extent exercisable at termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); and (c) for any other reason other than for Cause, the option shall remain exercisable for a period of ninety (90) days following the earlier of such termination or notice of termination (but only to the extent exercisable at the earlier of termination or notice of termination of engagement or appointment, as the case may be, and not beyond the scheduled expiration date); or (d) for Cause (as such term is defined below), as shall be determined by the Board, all options held by or on behalf of such grantee shall immediately expire upon the earlier of such termination or notice of termination.

For purposes hereof, the term “Cause” shall mean any of (i) a material breach by the grantee of the grantee’s obligations under any agreement with the Company or any Related Company; (ii) the commission by the grantee of an act of fraud or embezzlement against the Company or any Related Company or the willful taking of action injurious to the business or prospects of the Company or any Related Company; (iii) the conviction of the grantee of a felony; and (iv) the grantee’s involvement in an act or omission which constitutes breach of trust between the grantee and the Company or any Related Company.

The Board may determine whether any given leave of absence constitutes a termination of employment engagement or appointment, as applicable. Options awarded under this Plan shall not be affected by any change of employment or engagement, as applicable, so long as the grantee continues to be an employee, director, officer, service provider, consultant and/or advisor of the Company or a Related Company (as the case may be).

9.6.2	With respect to Unapproved 102 Options, if the grantee ceases to be engaged by the Company or any Related Company, the grantee shall extend to the Company and/or its Related Company a security or guarantee for the payment of tax due at the time of sale of shares, all in accordance with the provisions of Section 102 and the Rules, regulation or orders promulgated thereunder.

9.6.3	Notwithstanding the foregoing, the Board may, in its absolute discretion but subject to Section 11.1, extend the period of exercise of an option by a grantee or grantees for such time as it shall determine either with or without conditions.

10.	ACCELERATION OF AN OPTION

10.1	Unless so determined by the Board or set forth in the applicable Agreement, in the event of a liquidation, dissolution or winding-up of the Company, or a Significant Event, in which the surviving corporation or the controlling person or entity, as applicable, does not assume or substitute the outstanding options held by or for the benefit of any grantee and which have not yet vested, then notwithstanding anything to the contrary herein, upon the consummation of the applicable event, any unexercised portion of such outstanding options shall expire.

10.2	The Board shall determine, at its absolute discretion, whether outstanding options held by or for the benefit of any grantee and which have not yet vested, has been assumed or substituted and whether any acceleration shall be applicable.

10.3	Each of the following shall be a “Significant Event”: (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation, other than a transaction in which the holders of Ordinary Shares (on an as converted basis) immediately prior thereto have the same, or substantially similar, proportionate ownership of Ordinary Shares (on an as converted basis) of the surviving corporation immediately after the transaction and a transaction in which the holders of Ordinary Shares (on an as converted basis) immediately prior thereto own a majority of the voting power of the surviving corporation; or (b) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or all or substantially all of the outstanding and issued shares of the Company.

11.	TERM OF OPTIONS; EXERCISE

11.1	The term of each option shall be for such period as the Board shall determine, but not more than 20 (twenty) years from the date of grant thereof or such shorter period as is prescribed in Section 9.6 hereof.

11.2	A grantee who desires that the Trustee exercise an option granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form annexed hereto as Appendix A or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by payment of the full Option Exercise Price of such shares as provided in the Agreement.

11.3	As a condition for the exercise of the option, the grantee shall pay, or otherwise make arrangements to the Company’s satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable arising out of or in connection with the Company’s obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan.

11.4

Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company and the Trustee, the Trustee shall deliver a notice to the Company in the form annexed hereto as Appendix B or in such other form as shall be approved by the Board, whereupon the Company shall allot the shares in the name of the Trustee.

11.5	A grantee who desires to exercise an option granted directly to him (and not through the Trustee), subject to the approval of the Board, shall so notify the Company in writing in such form as shall be prescribed by the Board from time to time. As a condition for the exercise of the option, the grantee shall pay or otherwise make arrangements, to the Company’s satisfaction, for the payment of the tax and other obligatory payments applicable to him (including all sums payable by the Company arising out of its obligation to deduct tax and other obligatory payments at source) pursuant to applicable law and the provisions of the Plan. Upon receipt of all the requisite documents, approvals and payments from the grantee, including sufficient proof of payment or other arrangement with respect to the payment of any applicable taxes in form satisfactory to the Company, the Company shall allot the shares in the name of the grantee.

11.6	Without limiting the foregoing, the Board may, with the consent of the grantee, from time to time cancel all or any portion of any option then subject to exercise, and the Company’s obligation in respect of such option may be discharged by: (i) payment to the grantee or to the Trustee on behalf of the grantee of an amount in cash equal to the excess, if any, of the Fair Market Value of the relevant shares at the date of such cancellation subject to the portion of the option so canceled over the aggregate Option Exercise Price of such shares; (ii) the issuance or transfer to the grantee or to the Trustee on behalf of the grantee of shares of the Company with a Fair Market Value at the date of such transfer equal to any such excess; or (iii) a combination of cash and shares with a combined value equal to any such excess, all as determined by the Board in its sole discretion.

For purposes hereof, the “Fair Market Value” of the Ordinary Shares shall mean, as of any date, the last reported sale price, on that date, of the Ordinary Shares of the Company on the principal securities exchange on which such shares are then traded, or, in the event that no sales of such shares took place on such date, the last reported sale price of such shares on such principal securities exchange on the most recent prior date on which a sale of shares took place; provided, however, that if such shares are not publicly traded on the date as of which Fair Market Value is to be determined, “Fair Market Value” of the Ordinary Shares shall mean the value as determined in good faith by the Board, in its sole discretion, and provided, further, that with respect to an option or share granted pursuant to Section 102, then the Fair Market Value shall be determined in accordance with the provisions of Section 102.

12.	ADDITIONAL DOCUMENTS

12.1

Until the consummation of the IPO, and whether the option or shares are granted or issued in the name of the Trustee or otherwise, the Company shall have the right to demand from the grantee at any time that the same shall provide, and the grantee shall provide, any certificate, declaration or other document which the Company and/or the Trustee shall consider to be necessary or desirable pursuant to any law, whether local or foreign, including any undertaking on the part of the grantee not to sell his shares during any period which shall be required by an underwriter or investment bank or advisor of the Company for the purpose of any share issue whether private or public and including any certificate or agreement which the Company shall require, if any, from the grantees or any certificate, declaration or other document the obtaining of which shall be deemed by the Board and/or the Trustee to be appropriate or necessary for the purpose of raising capital for the Company, of merging the Company with another company (whether the Company is the surviving entity or not), or of reorganization of the Company, including, in the event of a consolidation or merger of the Company or any sale, lease, exchange or other transfer of all or substantially all of the assets or shares of the Company the sale or exchange, as the case may be, of any shares the grantee (or the Trustee on his behalf) may have purchased hereunder all as shall be deemed necessary or desirable by the Board and/or the Trustee.

12.2	Without derogating from the generality of the aforesaid and in order to guarantee the aforesaid, and because the rights of the Company and the other shareholders are dependent thereon, the grantee shall, upon signing the Agreement and as a condition to the grant of any options hereunder, execute the Proxy and Power of Attorney attached hereto as Appendix C, or in such other form as shall be approved by the Board, irrevocably empowering the Trustee and/or the Proxy, until consummation of the IPO, to sign any document and take any action in his name as aforesaid, and the grantee shall have no complaint or claim against the Trustee and/or the Proxy in respect of any such signature or action, or in respect of any determination of the Trustee pursuant hereto or to Section 10.1 above. The grantee will authenticate his signature in the presence of a notary if he shall be asked to do so by the Company, in order to give full validity to the power of attorney.

13.	TAXATION

13.1	General

Subject to applicable law, the grantee shall be liable for all taxes, duties, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and for every obligatory payment of whatever source in respect of the options, the shares (including, without limitation, upon the grant of options, the exercise of the options, the sale of the shares or the registration of the shares in the grantee’s name) or dividends or any other benefit in respect thereof and/or for all charges which shall accrue to the grantee, the Company, any Related Company and/or to the Trustee in connection with the Plan, the Options and/or the shares, or any act or omission of the grantee or the Company in connection therewith or pursuant to any determination of the applicable tax or other authorities.

13.2	Deduction at Source

The Company (including any Related Company) and/or the Trustee shall have the right to withhold or require the grantee to pay an amount in cash or to retain or sell without notice Ordinary Shares in value sufficient to cover any tax or obligatory payment required by a governmental entity administrative authority to be withheld or otherwise deducted and paid with respect to the options or the Shares subject thereto (including, without limitation, upon their grant, exercise or sale or the registration of the Ordinary Shares in the grantee’s name) or with respect to dividends or any other benefits in respect thereof (“Withholding Tax”), and to make payment (or to reimburse itself or himself for payment made) to the appropriate tax or other authority of an amount in cash equal to the amount of such Withholding Tax. Notwithstanding the foregoing, the grantee shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company and/or the Trustee with funds sufficient to enable the Company and/or the Trustee to pay such Withholding Tax.

13.3	Certificate of Authorization of Assessing Officer

The Company (including any Related Company) or the Trustee shall at any time be entitled to apply to the assessing officer, and in the case of a grantee abroad, to any foreign tax authority, for receipt of their certificate of authorization as to the amount of tax which the Company or any Related Company or the grantee or the Trustee is to pay to the tax authorities resulting from granting the options or allotting the shares, or regarding any other question with respect to the application of the Plan.

14.	DIVIDENDS

The Ordinary Shares issued as a result of the exercise of the options shall participate equally with the Company’s other Ordinary Shares in every dividend which shall be declared and distributed subject to the following provisions:

14.1	A cash dividend shall be distributed only to persons registered in the register of shareholders as shareholders on the record date fixed for the distribution of the dividend.

14.2	A dividend with regard to shares which are registered in the name of the Trustee shall be paid to the Trustee, subject to any lawful deduction of tax, whether such rate is at the usual rate applicable to a dividend or at a higher rate. The Trustee shall transfer the dividend to the grantee in accordance with instructions that he shall receive from the Company. Alternatively, the Company shall be entitled to pay the dividend directly to the grantee subject to the deduction of the applicable tax and when applicable subject to the provisions of Section 102 and the Rules, regulations or orders promulgated thereunder.

14.3	Without derogating from the provisions of Section 14.2 hereof, the Company or the Trustee shall be entitled to set off and deduct at source from any dividend any sum that the grantee owes to the Company (including any Related Company) or the Trustee, whether under the Plan or otherwise, and/or any sum that the grantee owes to the tax or other authorities.

15.	RIGHTS AND/OR BENEFITS ARISING OUT OF THE EMPLOYEE/ EMPLOYER OR OTHER RELATIONSHIP AND THE ABSENCE OF AN OBLIGATION TO ENGAGE

15.1	Other than with respect to social security payments if required to be made by the Company or a Related Company as a result of its choice of the tax treatment of the options pursuant to Section 102, no income or gain which shall be credited to or which purports to be credited to the grantee as a result of the Plan, shall in any manner be taken into account in the calculation of the basis of the grantee’s entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship between the parties or any other engagement by the Company of the grantee. If, pursuant to any law, the Company or any Related Company shall be obliged for the purposes of calculation of the said items to take into account income or gain actually or theoretically credited to the grantee, the grantee shall indemnify the Company or any Related Company, against any expense caused to it in this regard.

15.2	Nothing in the Plan shall be interpreted as obliging the Company or any Related Company to employ or otherwise engage the grantee and nothing in the Plan or any option granted pursuant thereto shall confer upon any grantee any right to continue in the employment (or other engagement or appointment, as applicable) of the Company or any Related Company or restrict the right of the Company or any Related Company to terminate such employment (or other engagement or appointment, as applicable) at any time. The grantee shall have no claim whatsoever against the Company or any Related Company as a result of the termination of his employment (or other engagement or appointment, as applicable), including, without limitation, any claim that such termination causes any options to expire or otherwise terminate and/or prevents the grantee from exercising the options and/or from receiving or retaining any shares pursuant to any agreement between him and the Company, or results in any loss due to an early imposition, or earlier than anticipated imposition, of tax or other liability pursuant to applicable law.

16.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

Notwithstanding any other provisions of the Plan, the Board shall take such actions, if any, as it deems appropriate for the adjustment of the number and class of shares subject to each unexercised or unvested option and in the option prices in the event of an IPO, changes in the outstanding share capital of the Company by reason of any stock dividend (bonus shares), stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, split-off, spin-off or other similar change in capitalization. Upon the occurrence of any such event, the Board may make any adjustments it deems appropriate, including in the aggregate number and class of shares available under the Plan, and the Board’s determination in this regard shall be conclusive.

17.	TERM, TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted after, the twentieth (20th) anniversary of the date the Plan is adopted by the Board. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable. Notwithstanding, any amendment with respect to the maximum number of shares that may be issued under the Plan or extension of the term of the Plan shall be made solely by the Shareholders of the Company. Options granted prior to termination of the Plan may, subject to the terms of the Plan and any Agreement, be exercised thereafter. Unless otherwise provided for herein or in the Agreement, any amendment or modification of the Plan shall be deemed included in the Plan with respect to options granted or shares issued hereunder from time to time, provided, that, except as otherwise provided for herein, no amendment or modification of the Plan may, without the consent of the grantee to whom any option shall theretofore have been granted, adversely affect the rights of such grantee under such option.

18.	EFFECTIVENESS OF THE PLAN

The Plan shall become effective as of the date determined by the Board.

19.	RELEASE OF THE TRUSTEE AND THE PROXY FROM LIABILITY AND INDEMNIFICATION

In no event shall the Trustee or the Proxy be liable to the Company and/or any grantee under the Plan and/or any third party (including without prejudice to the generality of the aforegoing, to the income tax authorities and any other governmental or administrative authority), or to a purchaser of shares from any grantee with respect to any act or omission which has been or will be carried out in relation to the Plan, its execution and any matter connected thereto or arising therefrom, other than willful misconduct or ommission. The Company will not, and the grantee will be required to covenant upon signing the Agreement that he will not, make any claim against the Trustee or the Proxy in any manner whatsoever and on any ground whatsoever and they expressly agree that if the Trustee or the Proxy are sued by them, then the Trustee or the Proxy shall be entitled by virtue of this Section alone to apply to the court for dismissal of the action against them with costs. The Company covenants and agrees that if an action is commenced by any third party against the Trustee or the Proxy they shall be entitled, without any objection on the Company’s part to join the Company as a third party to any action and a judgment against them will be paid by the Company.

The Company covenants and the grantee will be required to covenant to indemnify the Trustee and/or the Proxy against any liability in relation to any claim and/or demand made against the Trustee and/or the Proxy by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan, other than willful misconduct.

20.	GOVERNING LAW AND DISPUTE RESOLUTION

The Plan and all instruments issued thereunder shall be governed by and construed in accordance with the laws of the State of Israel.

Any dispute or disagreement which shall arise in connection with the under Plan and all instruments issued thereunder or as a result of any grant of options or issuance of shares thereunder shall be determined by the Board, or any committee designated by the Board, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the Plan and all instruments issued thereunder shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence and shall not be required to give any reasons therefore.

Subject to the foregoing, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

Appendix A

to Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011)

(Section 11.2)

NOTICE OF EXERCISE

Date:

The Trustee under the Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011) (the “Plan”)

Dear Sirs,

Re: Notice of Exercise

I hereby wish to inform you that it is my desire that of the Option which was granted to you on                      to acquire (                    ) Ordinary Shares of Vascular Biogenics Ltd. (the “Company”) on my behalf, you exercise and acquire on my behalf                      (                    ) of the Ordinary Shares subject to the said Option at a price of NIS                  per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS                      (NIS                     ), as payment for the abovementioned shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all share certificates representing such shares.

Likewise, I am aware of and agree to all other provisions of the Plan and applicable law.

Yours sincerely,

Signature

Name

VASCULAR BIOGENICS LTD.

APPENDIX B

to Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011) (the “Plan”)

(Section 11.4)

NOTICE OF EXERCISE

Date:

Dear Sirs,

Re: Notice of Exercise

Please be advised that I hereby exercise                      (                    ) of the Ordinary Shares subject to the Option which was granted to me on behalf of                      on                      to acquire                      (                    ) Ordinary Shares of Vascular Biogenics Ltd., at a price of NIS                  per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS                     (NIS                     ) as payment for the abovementioned shares.

Yours sincerely,

The Trustee

VASCULAR BIOGENICS LTD.

Appendix C

to Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011)

(Section 12.2)

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned,                     , hereby appoint Mr.                      or whomever shall replace him as trustee pursuant to the Vascular Biogenics Ltd. (the “Company”) Employee Share Ownership and Option Plan (2011) or whomever they shall designate (the “Trustee” and the “Plan”, respectively) as my proxy to participate and vote (or abstain) for me and on my behalf as he, at his sole discretion, shall deem appropriate, on all matters at all meetings of shareholders (whether ordinary, extraordinary or otherwise), of the Company, on behalf of all the shares and/or options of the Company held by the Trustee on my behalf, if and when applicable, and hereby authorize and grant a power of attorney to the Trustee as follows:

I hereby authorize and grant power of attorney to the Trustee for as long as any shares and/or options which were allotted or granted on my behalf are held by the Trustee or registered in his/her name, or for as long as the certificates representing any shares are held by the Trustee, to exercise every right, power and authority with respect to the shares and/or options and to sign in my name and on my behalf any document (including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf) and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Trustee shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Trustee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any preemptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Articles of Association as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Trustee shall, at his/her sole discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), whether in Israel or abroad, for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall expire and cease to be of force and effect immediately after the consummation of an IPO (as such term is defined in the Plan) and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

IN WITNESS WHEREOF, I have executed this Proxy and Power of Attorney on the      day of             , 20    .

Name:

102 CAPITAL GAINS OPTION AGREEMENT

THIS 102 CAPITAL GAINS OPTION AGREEMENT (this “Agreement”) is made and entered into as of ________, by and between Vascular Biogenics Ltd., a company registered under the laws of the State of Israel (the “Company”) and ____________ (the “Grantee”) (the Company and the Grantee shall sometimes be referred to, each as a “Party” and collectively, as the “Parties”).

WHEREAS:	The Grantee is an employee of the Company and/or a Related Company; and

WHEREAS:	The Company desires to grant the Grantee options to purchase shares in the Company and the Grantee is interested in receiving the aforesaid options, all in accordance with and subject to the Company’s Grantee Share Ownership and Option Plan (2011), as shall be amended from time to time, and the annexes thereto (the “Plan”) and the provisions of this Agreement, and their intention is that the provisions of the Ordinance, Section 102 and the Rules shall apply to the options granted and shares issued; and

WHEREAS:	The Grantee has read Section 102, the Rules and the Plan, wishes to be bound by them and desires that they apply to the options and shares which shall be granted to him/her hereunder;

NOW, THEREFORE, it is agreed as follows:

1.	Application of the Provisions of the Plan and the Ordinance

1.1.	The Grantee hereby confirms that he/she has carefully read the Plan and that he/she acknowledges and agrees to all of the provisions, conditions, limitations, authorizations, declarations and commitments included therein, except and to the extent otherwise expressly provided herein.

1.2.	All of the provisions, conditions, limitations and declarations included and specified in the Plan are hereby incorporated herein by reference and constitute an integral part of this Agreement and of the Grantee’s undertakings and obligations hereunder. Except and to the extent otherwise expressly provided herein, nothing in this Agreement or in the provisions hereof shall derogate from anything contained in the Plan.

1.3.	The Grantee acknowledges, agrees and confirms that the Plan may be amended from time to time as provided for therein. The Grantee understands that any amendment to the Plan or any document connected to the Plan, shall bind him/her as if he/she was a party thereto, provided, that, except as otherwise provided for herein or in the Plan, no amendment or modification of the Plan may, without the consent of the Grantee, adversely affect the rights of the Grantee hereunder.

1.4.	The Grantee declares, covenants and agrees that the Ordinance, Section 102 and the Rules, as the same shall be amended from time to time, including the trust agreement between the Company and the Trustee (the conditions whereof are accepted by the Grantee and upon signing this Agreement he/she approves them as an integral part of this Agreement) and the notice to the Tax Assessing Officer about the allotment, are fully binding on the Grantee and, notwithstanding the provisions of Section 1.3 above, shall prevail in case of contradiction over any other provision in this Agreement or in the Plan.

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1.5.	A copy of the Plan is attached hereto as Exhibit A and constitutes an integral part hereof.

2.	Grant of Option; Vesting; Exercise

2.1.	Subject to this Agreement and the Plan, the Company shall grant to the Trustee on behalf of the Grantee, a CGO Approved 102 Option (the “Option”) to purchase ______ Ordinary Shares of the Company, par value NIS 0.01 each (“Shares”), at an exercise price equal to US$ , at the time and in the manner hereinafter provided.

2.2.	The term of the Option shall be twenty (20) years from the date hereof or such shorter period as is prescribed herein or in the Plan (the “Term”).

2.3.	The Option may be exercised during the Term, in whole or in part, by the Trustee in favor of the Grantee, pursuant to the Grantee’s instructions.

The Option shall vest in sixteen (16) quarterly installments over a period of four (4) years as of ______ until ___________.

The consideration shall be paid on the date of the exercise of the Option. The Option shall be exercisable by the Trustee on behalf of the Grantee in progressive stages on the exercise dates as aforesaid, provided, that the Grantee shall have been continuously employed by the Company and/or a Related Company, from the date hereof until each such date of exercise.

2.4.	In the event that the Grantee’s employment with the Company is terminated, then the provisions of Section 9.6 of the Plan shall apply.

2.5.	A Grantee who desires that the Trustee exercise the Option granted to the Trustee on his behalf shall so instruct the Trustee in writing in the form attached hereto as Exhibit B or in such other form as shall be approved by the Board from time to time. The notice shall be accompanied by payment of the full Option Exercise Price.

3.	Non Assignability; Restriction Period

3.1.	All of the Grantee’s rights hereunder, including without limitation, the Grantee’s rights to (a) receive and exercise the Option; (b) receive all or part of the Shares; (c) require that the same shall be registered in his/her name; (d) request that the Trustee sell all or part of the Shares on his/her behalf, are personal and except insofar as is specified in this Agreement and/or in the Plan, and, where applicable, subject to Section 102 and the Rules, may not be transferred, assigned, pledged, withheld, attached or otherwise charged either voluntarily or pursuant to any law, except by way of transfer pursuant to the laws of inheritance or as otherwise determined by the Board, and no power of attorney or deed of transfer, whether the same has immediate effect or shall take effect on a future date, shall be given with respect thereto. During the lifetime of the Grantee the Option may only be exercised by the designated Grantee or, if granted to the Trustee, by the Trustee on behalf of the designated Grantee.

3.2.	Without derogating from the aforesaid, the Shares shall be transferable only in accordance with the Articles of Association of the Company, as amended from time to time.

3.3.

Without derogating from any provision contained herein, the Grantee declares and agrees that he/she is restricted from making any disposition of the Option or the Shares for a period of at least twenty-four (24) months from the end of the tax year in which the Options are allocated to the Trustee or a shorter period as approved by the tax authorities. The Grantee acknowledges and understands that the meaning of the above

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restriction for purposes of the tax authorities is that if the Grantee voluntarily sells (in accordance with the meaning of Section 102 and the Rules) the Option or the Shares before the end of the Restriction Period, the Option or the Shares shall be subject to tax as ordinary income as per Sections 2(1) and 2(2) of the Ordinance and the other provisions of Section 102 and the Rules. Furthermore, all rights related to the Option or the Shares will be held by the Trustee until the end of the Restriction Period, including, without limitation, bonus shares, and will be subject to the provisions of Section 102 and the Rules.

3.4.	Notwithstanding the above, if any such sale or transfer occurs during the Restriction Period, the sanctions under Section 102 and under the Rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by the Grantee.

4.	Grantee Representations, Warranties and Covenants

Without derogating in any manner from the provisions of the Plan or this Agreement, the Grantee hereby represents, warrants, agrees and undertakes as follows:

4.1.	The Shares, if and when purchased, are purchased for the Grantee’s own account for investment purposes only and not with a view for resale or transfer, and all the rights pertaining to the Shares, by law or equity, shall be purchased and possessed by the Grantee (through the Trustee or otherwise) for the Grantee exclusively.

4.2.	The Grantee acknowledges that the Company’s shares are not publicly traded and understands that the Company bears no responsibility and has made no commitment to register its shares, or the Options or Shares, for trading or to offer its shares to the public in any manner.

4.3.	The Grantee acknowledges that the grant of the Option, the exercise thereof, the issuance of the Shares, the execution of this Agreement and the Grantee’s participation in the Plan shall have tax consequences to the Grantee, and that the Company is not able to ensure or represent to the Grantee the nature and extent of such tax consequences.

4.4.	The Grantee acknowledges that nothing in this Agreement and/or in the Plan shall be interpreted as a commitment and/or an agreement by the Company and/or any Related Company to employ the Grantee, whether for a certain period or otherwise. The Grantee shall have no claim whatsoever against the Company and/or any Related Company (including, without limitation, any of its or their officers, directors or shareholders) with respect to the termination of his/her employment, even if such termination causes the Option or any other options, in whole or in part, to expire and/or prevents him/her from exercising the Option in whole or in part and/or from receiving or retaining the Shares, or results in any loss due to any imposition of tax liability (including any early imposition) pursuant to applicable law.

4.5.	The Grantee acknowledges and agrees that no income or gain which the Grantee may be credited with or which purports to be credited to the Grantee as a result of the grant of the Option, the issue of the Shares, the transfer into the Grantee’s name thereof or the sale thereof, if any, shall in any manner be taken into account in the calculation of the basis for the Grantee’s entitlements from the Company or any Related Company or in the calculation of any social welfare right or other rights or benefits arising out of the employee/employer relationship, including without limitation, social security, manager’s insurance, educational fund, pension funds, severance pay, holiday pay, etc.

In the event that the Company and/or any Related Company shall be required, pursuant to any law, to take into account for purposes of calculating any such benefits, any of the aforesaid elements of income or gain actually or theoretically credited to the Grantee,

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the Grantee shall promptly indemnify the Company and/or any Related Company against any liability or expense caused to it in this regard, and any such amount shall be deemed a debt of the Grantee to the Company and/or any Related Company, which may be deducted or set off from any amounts payable to the Grantee, subject to applicable law.

4.6.	The Grantee acknowledges that he/she is aware of, and clearly understands: (a) the rights and limitations attached to the Shares as set forth in the Company’s Articles of Association, the Plan and this Agreement; (b) the limitations on transferability thereof set forth in the Articles of Association, the Plan and this Agreement; (c) that the Company’s Articles of Association may be amended from time to time as permitted by law; and (d) that the provisions of the Articles of Association of the Company which shall apply to the Shares shall be the provisions which shall be in effect from time to time; and that, as a result, inter alia, of these limitations, it may be difficult or impossible for the Grantee to realize his/her investment and/or to sell or otherwise transfer the Shares.

4.7.	The Grantee shall have none of the rights of a shareholder of the Company, for as long as the Option has not been exercised and, once exercised, for as long as the Shares have not been transferred and registered in the Grantee’s name in the Company’s register of shareholders pursuant to the provisions of the Plan.

4.8.	The shares issued with respect to the Option granted hereunder will be held by the Trustee and registered in its name until the consummation of an IPO, after which time the Grantee may request their registration in his/her name and transfer to him/her, subject to the provisions of the Ordinance, Section 102, the Rules and the Plan, all as shall be in effect from time to time.

4.9.	In the event that the Company’s Articles of Association, now or at any time hereafter, provide for a right of first refusal to purchase shares of the Company which are offered for sale by other shareholders of the Company and/or a pre-emptive right to purchase shares which are being allotted or shall in the future be allotted by the Company, or any other similar right of co-sale or tag-along, the Grantee, whether as a holder of an option, or following the exercise of an option, as a shareholder of the Company, and whether the Shares issued to the Grantee are registered in his name or otherwise, hereby irrevocably waives such rights. For the purpose of the approval of any transfer or the execution of any issue as aforesaid, this Agreement shall constitute an authorization, for the benefit of the Company and the Company’s shareholders, to the Trustee or whomever he shall designate pursuant to the Proxy attached hereto as Exhibit C or as otherwise set forth in the Plan, or in such other form as shall be approved by the Board, until the consummation of an IPO, to sign any confirmation or waiver in the name of the Grantee and on his/her behalf. The Grantee shall not sell, and shall not instruct the Trustee to sell, the Shares or any part thereof to any third party, unless such third party signs a waiver and a power of attorney as aforesaid.

4.10.

In accordance with the Proxy and Power of Attorney, for as long as any of the Shares are held by the Trustee or registered in his name or for as long as the certificates representing any of the Shares are held by the Trustee, the Trustee alone shall be entitled to receive every notice to which a shareholder is entitled, or to demand any information, and any financial and/or other report to which a shareholder is entitled from the Company, and only the Trustee, or the Proxy (or any other person appointed as proxy according to the Proxy or the Plan), shall be entitled to exercise every other right of the shareholders vis-à-vis the Company, including, without limitation, the right to participate in and to vote (or abstain) at all shareholders’ meetings (whether ordinary or

4

extraordinary) and the right to sign any resolution in writing in the name of the shareholders, if and to the extent such rights exist.

4.11.	Until the consummation of an IPO, the Grantee shall provide at the Company’s request, without limitation, any certificate, declaration or other document and shall perform any act which the Company or the Trustee shall consider to be necessary or desirable pursuant to any law, whether local or foreign, in accordance with the provisions of Section 12 of the Plan.

In order to guarantee, and without derogating from, the aforesaid, and because the rights of the Company and the other shareholders are dependent thereon, the Grantee shall, upon signing this Agreement and as a condition to the grant of any options hereunder, execute the Proxy and Power of Attorney irrevocably empowering the Proxy, until consummation of an IPO, to sign in his/her name as aforesaid on any document as aforesaid, and the Grantee shall have no complaint or claim against the Trustee and/or the Proxy in respect of any such signature or action, or in respect of any determination of the Trustee pursuant hereto. The Grantee will authenticate his/her signature in the presence of a notary if he/she shall be asked to do so by the Company, in order to give full validity to the power of attorney.

4.12.	The Grantee has full knowledge of the Company and its activities, and is aware that the Company operates in a sophisticated, high tech and high risk sector, and that the market thereof is restricted and highly competitive, and that the exercise of the Option constitutes an economic risk. The Grantee undertakes that he/she shall not have any claim against the Company and/or any Related Company or any of its or their officers, directors, Grantees, shareholders or advisors if the Grantee’s investment in the Shares shall fail or for the payment of any tax due or for any other reason.

5.	Taxes; Indemnification of the Company, the Trustee and the Proxy

5.1.	Without derogating from the provisions of the Plan, the Grantee hereby covenants, whether or not the provisions of the Ordinance, Section 102 or the Rules shall apply, to bear all tax obligations, duties, levies, fines and other payments which may be imposed by the tax authorities (whether in Israel or abroad) and any other obligation or expense from whatever source, including but not limited to, every obligatory payment of whatever source in respect of or arising out of the Plan (including granting of the Option, exercise of the Option, issue of the Shares, transfer of the Shares into the Grantee’s name and the sale thereof by the Grantee and/or by the Trustee) or dividends or any other benefit in respect thereof, and/or all other charges which may accrue to the Grantee, the Company, any Related Company and/or the Trustee in connection with the Plan, the Options and/or the Shares, or any act or omission of the Grantee or the Company or a Related Company in connection therewith or pursuant to any determination of the applicable tax or other authorities.

Without derogating from the generality of the aforesaid and subject to applicable law, the Grantee’s obligations in this regard shall include income tax, stamp tax, employer’s tax, capital gains tax, social security insurance and any other tax, levy or payment which the Grantee or the Company and/or any Related Company is or shall be obliged to pay in connection with the Option and/or the Shares (including deductions at source which the Company is obliged to make for tax imposed upon the Grantee) and the Grantee shall indemnify the Company and/or any Related Company and/or the Trustee for every charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee, including, without limitation, dividends, consideration for the sale of shares or from any other source, at the Company and/or Related Company’s sole and absolute discretion, subject to applicable law.

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5.2.	Without derogating from the above, the Grantee hereby covenants to pay the Company and/or the Trustee promptly upon their first request, any sum for which they are responsible (or, in the Board’s opinion, they might be responsible for), and which is payable by the Grantee as set forth in Section 5.1 hereof to the income tax authorities and/or any other governmental or administrative authority, whether in Israel or abroad (including for deduction of tax at source) pursuant to the Plan and/or in respect of the Grantee’s participation in the Plan, whether the Company and/or the Trustee’s responsibility as aforesaid shall arise directly or in respect of any responsibility of the Grantee for such payment. The Grantee covenants to promptly indemnify the Company and/or any Related Company and/or the Trustee for any charge or payment as aforesaid, which may be deducted or set off from any amounts payable to the Grantee.

5.3.	Furthermore, the Grantee acknowledges that the Grantee shall not have, and the Grantee hereby waives, any complaint and/or cause of action the same has or shall have in the future against the Trustee and/or against the Company in any way connected to any taxation resulting from the grant of the Option, the exercise thereof, the transfer of Shares into the Grantee’s name, the sale of Shares by the Grantee and/or by the Trustee and/or any other matter which is in any manner whatsoever connected to the Option, the Shares and/or the participation of the Grantee in the Plan.

5.4.	In no event shall the Trustee or the Proxy be liable to the Company and/or the Grantee and/or to any third party (including, without derogating from the generality of the aforesaid, the income tax authorities and any other governmental or administrative authority, whether in Israel or abroad) or a purchaser of Shares from the Grantee (or the Trustee), with respect to any act which has been or which shall be carried out in relation to the Plan and any matter connected thereto or arising therefrom. The Company and/or any Related Company and the Grantee covenant, upon signing this Agreement, that they will not make, and they each hereby waive, any and all claims against the Trustee and the Proxy as aforesaid and each of the Company, Related Company and the Grantee expressly agree that if either shall make any claim against the Trustee or the Proxy the same shall then be entitled on the grounds of this section alone to apply to the competent court for dismissal of the action against them, with costs. The Company covenants and agrees that if a claim is brought by any third party against the Trustee or the Proxy the same will be entitled without objection by the Company, to join the Company as a third party to any such action and any judgment against them shall be paid by the Company.

The Company and the Grantee hereby covenant to indemnify the Trustee and/or the Proxy against any liability in relation to any claim and/or demand made against the Trustee and/or the Proxy by any person whatsoever, including the tax authorities, in relation to their acts or omissions in connection with the Plan.

The provisions of this section and the other provisions of this Agreement and the Plan which grant any right, power, immunity or any authority to the Trustee and/or the Proxy shall operate in favor of the Trustee and the Proxy and they shall be entitled to act pursuant to and enforce such provisions, and the Company and the Grantee shall be liable to the Trustee and the Proxy as if they were parties to this Agreement.

6.	Miscellaneous

6.1.	Preamble; Interpretation. The preamble to this Agreement is the basis and constitutes an integral part thereof. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement. Unless the context otherwise requires, capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Plan.

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6.2.	Entire Agreement; Amendment. The Grantee declares and agrees that this Agreement including all schedules, exhibits attached thereto, and the Plan, prevail over any previous agreement, arrangement and/or understanding, whether written or oral, between the Grantee and the Company and/or any Related Company, or the officers and/or directors and/or the shareholders thereof with respect to the subject matters hereof and thereof and that any agreement, arrangement and/or understanding as aforesaid are null and void and of no further force or effect. Subject to the provisions of this Agreement and the Plan, no modification or amendment of this Agreement will be valid unless executed by the Company and the Grantee.

6.3.	Disputes; Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and, subject to the provisions below, the competent courts in the Tel-Aviv district shall have exclusive jurisdiction with respect to any matter or conflict with respect thereto.

As a condition of the granting of the Option, the Grantee and the Grantee’s successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board, or any committee designated by the Board pursuant to the Plan, in its sole discretion and judgment and that any such determination and any interpretation by the Board or any such committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes. In making any such determination or interpretation the Board or any such committee shall not be bound by the rules of procedure or evidence or substantive law and shall not be required to give any reasons therefore.

6.4.	Notices and/or Instructions. Every notice and/or instruction required or permitted to be given pursuant to this Agreement shall be given in writing and shall be deemed to have been delivered (i) on the date of its delivery to the addressee by hand, (ii) three (3) days after having been sent by registered mail or (iii) one (1) day after having been sent by facsimile or email. The parties’ addresses for the purpose of this Section shall be as communicated by each Party to the other by written notice in advance.

A stamp or a receipt on behalf of the postal service which evidences the time of delivery of the notice or a confirmation of transmission shall constitute conclusive evidence as to the date of delivery and no party shall claim that a notice delivered as aforesaid has not been received by such party.

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[Signature Page to Vascular Biogenics Ltd. Option Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Option Agreement as of the date written hereinabove.

VASCULAR BIOGENICS LTD.	THE GRANTEE

By:

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Exhibit A

The Plan

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Exhibit B

NOTICE OF EXERCISE

Date: ______________

The Trustee under the Vascular Biogenics Ltd. Employee Share Ownership and Option Plan (2011) (the “Plan”)

Dear Sirs,

Re: Notice of Exercise

I hereby wish to inform you that it is my desire that of the Option which was granted to you on ________ to acquire ______ (            ) Ordinary Shares of Vascular Biogenics Ltd. (the “Company”) on my behalf, you exercise and acquire on my behalf ______ (            ) of the Ordinary Shares subject to the said Option at a price of NIS ____ per share, all in accordance with the Plan.

Attached to this Notice is a check in the amount of NIS ________ (NIS ________), as payment for the abovementioned shares.

I am aware that all the shares shall be allotted to you, registered in your name and that you shall hold all share certificates representing such shares.

Likewise, I am aware of and agree to all other provisions of the Plan and applicable law.

Yours sincerely,

Signature

Name

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Exhibit C

IRREVOCABLE PROXY AND POWER OF ATTORNEY

I, the undersigned, ________, appoint Schwartz Lerner Duvshani Trustees (2003) or whomever shall replace it as trustee pursuant to the Vascular Biogenics Ltd. (the “Company”) Employee Share Ownership and Option Plan (2011) or whomever they shall designate (the “Trustee” and the “Plan”, respectively) as my proxy to participate and vote (or abstain) for me and on my behalf as he, at his sole discretion, shall deem appropriate, on all matters at all meetings of shareholders (whether ordinary, extraordinary or otherwise), of the Company, on behalf of all the shares and/or options of the Company held by the Trustee on my behalf, if and when applicable, and hereby authorize and grant a power of attorney to the Trustee as follows:

I hereby authorize and grant power of attorney to the Trustee for as long as any shares and/or options which were allotted or granted on my behalf are held by the Trustee or registered in his/her name, or for as long as the certificates representing any shares are held by the Trustee, to exercise every right, power and authority with respect to the shares and/or options and to sign in my name and on my behalf any document (including any agreement, including a merger agreement of the Company or an agreement for the purchase or sale of assets or shares (including the shares of the Company held on my behalf) and any and all documentation accompanying any such agreements, such as, but not limited to, decisions, requests, instruments, receipts and the like), and any affidavit or approval with respect to the shares and/or options or to the rights which they represent in the Company in as much as the Trustee shall deem it necessary or desirable to do so. In addition and without derogating from the generality of the foregoing, I hereby authorize and grant power of attorney to the Trustee to sign any document as aforesaid and any affidavit or approval (such as any waiver of rights of first refusal to acquire shares which are offered for sale by other shareholders of the Company and/or any preemptive rights to acquire any shares being allotted by the Company, in as much as such rights shall exist pursuant to the Company’s Articles of Association as shall be in existence from time to time) and/or to make and execute any undertaking in my name and on my behalf if the Trustee shall, at his/her sole discretion, deem that the document, affidavit or approval is necessary or desirable for purposes of any placement of securities of the Company, whether private or public (including lock-up arrangements and undertakings), whether in Israel or abroad, for purposes of a merger of the Company with another entity, whether the Company is the surviving entity or not, for purposes of any reorganization or recapitalization of the Company or for purposes of any purchase or sale of assets or shares of the Company.

This Proxy and Power of Attorney shall be interpreted in the widest possible sense, in reliance upon the Plan and upon the goals and intentions thereof.

This Proxy and Power of Attorney shall expire and cease to be of force and effect immediately after the consummation of an IPO (as such term is defined in the Plan) and shall be irrevocable until such time as the rights of the Company and the Company’s shareholders are dependent hereon. The expiration of this Power of Attorney shall in no manner effect the validity of any document (as aforesaid), affidavit or approval which has been signed or given as aforesaid prior to the expiration hereof and in accordance herewith.

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IN WITNESS WHEREOF, I have executed this Proxy and Power of Attorney on the __ day of ___________.

Name:

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